Exhibit 99.1

TO:	Executive Officers and Directors of Franklin Resources, Inc. (the “Company”)

FROM:	Barbara J. Green
Vice President, Deputy General Counsel and Secretary

CC:	Gregory E. Johnson
Craig S. Tyle

DATE:	October 24, 2005

RE:	Important Notice Regarding Franklin Templeton Profit Sharing 401(k) Plan Blackout Period and Restrictions on Ability to Trade in Company Securities

This notice is to inform you of significant restrictions on your ability to trade in shares of the Company’s stock during an upcoming “blackout period” that will apply to the Franklin Templeton Profit Sharing 401(k) Plan (the “401(k) Plan”). This special “blackout period” is imposed on directors and executive officers of the Company by the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction) and is in addition to the Company’s blackout periods related to our earnings releases.

The 401(k) Plan blackout period is being imposed because of the conversion to a new plan recordkeeper and enhancements to the 401(k) Plan. The 401(k) Plan blackout period will begin at 1:00 p.m. Pacific Time on November 21, 2005 and is expected to end during the week of December 12, 2005 (the “401(k) Plan Blackout Period”). The actual ending date of the 401(k) Plan Blackout Period will be communicated to you at a later time. During the 401(k) Blackout Period, participants in the 401(k) Plan will not be able (i) to direct or diversify the assets held in their 401(k) Plan accounts, (ii) to make changes to salary deferral investment elections and (iii) to request a loan, distribution or in-service withdrawal, including investment changes involving the Company’s common stock held in the 401(k) Plan.

In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Commission Regulation BTR, the Company’s directors and executive officers are prohibited – during the 401(k) Plan Blackout Period – from purchasing, selling, or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with his or her services as a director or executive officer.

Please note the following:

• “Equity securities” is defined broadly to include the Company’s common stock, options, and other derivatives.

• Covered transactions are not limited to those involving your direct ownership, but include any transaction in which you have a pecuniary interest (for example, transactions by your immediate family members living in your household).

• Among other things, these rules prohibit exercising options granted to you in connection with your services as a director or executive officer, selling Company stock acquired pursuant to such options, selling Company common stock originally received as a restricted stock grant or upon the vesting of a restricted stock unit, or selling shares to cover withholding taxes upon the vesting of restricted stock or restricted stock units.

• Exemptions from these rules generally apply for purchases or sales under Rule 10b5-1 plans, dividend reinvestment plans, sales required by law, and certain other “automatic” transactions.

• Although you are permitted to engage in transactions involving equity securities that were not acquired in connection with your services as a director or executive officer, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

These rules apply in addition to the trading restrictions under the Company’s insider trading policy. If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties. Because of the complexity of these rules and the severity of the penalties and other remedies, please contact me (650-525-7188) or Craig Tyle (650-312-4161) before engaging in any transaction involving the Company’s equity securities during the 401(k) Plan Blackout Period.

If you have any questions about the 401(k) Plan Blackout Period, its beginning or ending dates or the information in this notice, please feel free to contact me at 650-525-7188 or Craig Tyle at 650-312-4161, or either of us at One Franklin Parkway, San Mateo, California 94403-1906.

Thank you.

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